Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTs FIRST QUARTER FinANCIAL RESULTS

AND PROVIDes A BUSINESS UPDATE

ALPHARETTA, GA, May 17, 2016 – SANUWAVE Health, Inc. (OTCQB: SNWV), reported financial results for the three months ended March 31, 2016 and provided a business update on Monday, May 16, 2016.

Highlights of the first quarter and recent weeks:

●

Sales growth over prior year: The Company recorded a revenue increase of $58,872 or 28% over the first quarter of 2015. The increase is due to higher device sales and new applicators as well as higher refurbishments, especially with orthoPACE.

●

Series A Warrant Exchange: In January 2016, the Company entered into an agreement with certain beneficial owners of the outstanding Series A warrants to exchange those warrants for shares of the Company’s capital stock at a calculated exchange ratio of 1 Series A Warrant = 0.4685 shares of capital stock. Through this agreement, 23,701,428 Series A Warrants were exchanged for 7,447,954 shares of Common Stock and 293 shares of Series B Convertible Preferred Stock.

●

Equity Offering: The Company closed an equity offering with select accredited investors raising total gross proceeds of $1.8 million. Through the equity offering the Company issued 30 million shares of common stock on a fully converted basis at a price of $0.06 per share and issued to the investors warrants to purchase up to 30 million shares of common stock at an exercise price of $0.08. At the closing of the offering the Company issued Newport Coast Securities, Inc., the placement agent for the offering, 3,001,667 warrants to purchase shares of common stock at an exercise price of $0.08. The warrants are immediately exercisable and have an expiration date of March 17, 2019.

“We have had a very busy first quarter, achieving all of the milestones we established in our fourth quarter business update,” stated Kevin A. Richardson, II, Chairman of the board of SANUWAVE.   “We achieved our revenue goals in both the fourth quarter of 2015 and the first quarter of 2016, executed the exchange offer to our Series A warrant holders and completed an equity offering.”

“As we look at the remainder of 2016 we will submit our data to the FDA for possible approval in the fourth quarter of 2016 or early in 2017, continue to search for a partner in a joint venture or partnership for commercialization of the product in 2016 and simultaneously plan for a launch of the product on our own.  We are also working on a number of other non-medical initiatives, which we will keep shareholders abreast of as they occur,” concluded Mr. Richardson.

First Quarter Financial Results

Revenues for the three months ended March 31, 2016 were $269,324, compared to $210,452 for the same period in 2015, an increase of $58,872, or 28%. The increase in revenues for 2016 was due to higher sales of orthoPACE devices and applicators in Europe and Asia/Pacific.

Research and development expenses for the three months ended March 31, 2016 were $309,955, compared to $634,623 for the same period in 2015, a decrease of $324,668, or 51%. Research and development expenses decreased in 2016 as a result of lower payments to third party clinical sites participating in the dermaPACE clinical study as the patient enrollment was completed in 2015 and lower consulting related costs as the data results were also completed in 2015, this is partially offset by consulting expenses related to the pre-submission package to the FDA was completed in early 2016.

General and administrative expenses for the three months ended March 31, 2016 were $499,132, as compared to $566,292 for the same period in 2015, a decrease of $67,160, or 12%. The decrease in general and administrative expenses is primarily due to reduced salary and related costs as a result of reduction in headcount in July 2015 and is partially offset by higher professional and legal fees related to equity offering in 2016.

Net loss for the three months ended March 31, 2016 was $1,724,576, or ($0.02) per share, compared to a net loss of $1,159,115, or ($0.02) per share, for the same period in 2015, an increase in the net loss of $565,461, or 49%. The increase in the net loss was primarily due to the loss on warrant valuation related to the warrant conversion to stock in January 2016 and higher interest rates due to the amendment to notes payable, related parties completed in June 2015 and issuance of promissory notes in 2016. These higher costs are partially offset by reduced operating expenses in 2016 discussed above.

Conference Call

The Company hosted a conference call on Monday, May 16, 2016, to discuss the first quarter financial results, provide a business update and answer questions. A replay of the conference call will be available through May 30, 2016, by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (international) and entering Conference ID 414704.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845

cwynne@mparkcm.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
978-922-2447

investorrelations@sanuwave.com

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$604,135	$152,930
Accounts receivable, net of allowance for doubtful accounts	46,032	74,454
Inventory	258,495	284,908
Prepaid expenses	147,518	123,988
TOTAL CURRENT ASSETS	1,056,180	636,280

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	3,392	4,228

OTHER ASSETS	11,191	11,097

INTANGIBLE ASSETS, at cost, less accumulated amortization	230,067	306,756
TOTAL ASSETS	$1,300,830	$958,361

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$356,244	$509,266
Accrued expenses	252,003	359,374
Accrued employee compensation	286,155	241,542
Interest payable, related parties	182,968	239,803
Notes payable, related parties	5,353,806	-
Promissory notes payable	100,601	-
Warrant liability	122,800	138,100
TOTAL CURRENT LIABILITIES	6,654,577	1,488,085

NON-CURRENT LIABILITIES
Notes payable, related parties	-	5,348,112
TOTAL LIABILITIES	6,654,577	6,836,197

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001, 6,175 authorized; 6,175 shares issued and 0 shares outstanding in 2016 and 2015	-	-

PREFERRED STOCK, SERIES B CONVERTIBLE, par value $0.001, 293 authorized; 293 shares issued and 293 and 0 shares outstanding in 2016 and 2015, respectively	-	-

PREFERRED STOCK - UNDESIGNATED, par value $0.001, 4,993,532 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized; 96,000,308 and 63,056,519 issued and outstanding in 2016 and 2015, respectively	96,000	63,057

ADDITIONAL PAID-IN CAPITAL	89,299,427	87,086,677

ACCUMULATED DEFICIT	(94,718,984)	(92,994,408)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(30,190)	(33,162)
TOTAL STOCKHOLDERS' DEFICIT	(5,353,747)	(5,877,836)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,300,830	$958,361

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2016	2015

REVENUES	$269,324	$210,452

COST OF REVENUES	73,181	58,818

GROSS PROFIT	196,143	151,634

OPERATING EXPENSES
Research and development	309,955	634,623
General and administrative	499,132	566,292
Depreciation	836	925
Amortization	76,689	76,689
TOTAL OPERATING EXPENSES	886,612	1,278,529

OPERATING LOSS	(690,469)	(1,126,895)

OTHER INCOME (EXPENSE)
Gain on sale of assets	1,000	-
Gain(loss) on warrant valuation adjustment	(797,697)	56,026
Interest expense, net	(154,187)	(79,344)
Amortization of debt issuance costs	(74,549)	-
Amortization of debt discount	(5,694)	-
Loss on foreign currency exchange	(2,980)	(8,902)
TOTAL OTHER EXPENSE	(1,034,107)	(32,220)

NET LOSS	(1,724,576)	(1,159,115)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	2,972	(12,718)
TOTAL COMPREHENSIVE LOSS	$(1,721,604)	$(1,171,833)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.02)	$(0.02)

Weighted average shares outstanding - basic and diluted	75,220,485	62,931,250

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,724,576)	$(1,159,115)
Adjustments to reconcile loss from continuing operations to net cash used by operating activities
Amortization	76,689	76,689
Depreciation	836	925
Change in allowance for doubtful accounts	1,052	2,346
Stock-based compensation - employees, directors and advisors	4,500	27,827
(Gain) Loss on warrant valuation adjustment	873,118	(56,026)
Gain on sale of property and equipment	(1,000)	-
Amortization of debt issuance costs	74,549	-
Amortization of debt discount	5,694	-
Changes in assets - (increase)/decrease
Accounts receivable - trade	27,370	16,561
Inventory	26,413	5,012
Prepaid expenses	(23,530)	(19,172)
Other	(94)	(80)
Changes in liabilities - increase/(decrease)
Accounts payable	(153,022)	(27,492)
Accrued expenses	(107,371)	(8,945)
Accrued employee compensation	44,613	63,108
Interest payable, related parties	(56,835)	(1,792)
Promissory notes - accrued interest	(79,948)	-
NET CASH USED BY OPERATING ACTIVITIES	(1,011,542)	(1,080,154)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	1,000	-
NET CASH PROVIDED BY INVESTING ACTIVITIES	1,000	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 2016 Equity Offering, net	1,352,775	-
Proceeds from convertible promissory notes, net	106,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,458,775	-

EFFECT OF EXCHANGE RATES ON CASH	2,972	(12,718)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	451,205	(1,092,872)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	152,930	3,547,071
CASH AND CASH EQUIVALENTS, END OF PERIOD	$604,135	$2,454,199

SUPPLEMENTAL INFORMATION
Cash paid for interest	$209,549	$81,864